Exhibit 10.69

FIRST AMENDMENT TO THE

CONSTELLATION ENERGY GROUP, INC.

EMPLOYEE SAVINGS PLAN

(Amended and Restated Effective January 31, 2012)

WHEREAS, Exelon Corporation (the “Company”) sponsors the Constellation Energy Group, Inc. Employee Savings Plan for (Amended and Restated Effective as of January 31, 2012) (the “Plan”), which is intended to meet the requirements of the provisions of the Internal Revenue Code of 1986, (as amended) (the “Code”); and

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, pursuant to Section 12.1 of the Plan the Chief Human Resources Officer may authorize any amendment to the Plan that does not increase Plan liabilities materially;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective January 1, 2012:

1.	By adding a new paragraph at the end of Section 11.5(a) as follows:

Notwithstanding the foregoing, with respect to a tender offer for the purchase or exchange of less than five percent (5%) of the outstanding shares of Common Stock, the Company shall direct the Trustee with respect to the sale, exchange or transfer of the shares of Common Stock held in the Trust Fund, and the Trustee shall follow the direction of the Company.

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IN WITNESS WHEREOF, Exelon Corporation has caused this instrument to be executed by its Senior Vice President & Chief Human Resources Officer, on this          day of June, 2012.

EXELON CORPORATION

By:
Senior Vice President &
Chief Human Resources Officer